PROSPECTUS Dated March 26, 1998                             Amendment No. 1 to
PROSPECTUS SUPPLEMENT                             Pricing Supplement No. 59 to
Dated April 6, 1998                       Registration Statement No. 333-46935
                                                          Dated March 15, 1999
                                                                Rule 424(b)(3)

                                $30,900,000
                     Morgan Stanley Dean Witter & Co.
                        MEDIUM-TERM NOTES, SERIES D

                             ----------------

                  EQUITY-LINKED NOTES DUE APRIL 14, 2005
                               based on the
           Dow Jones EURO STOXX 50[SM] and Nikkei Stock Average


Each note will pay 100% of its principal amount of $3,000 on the maturity date. The notes will also pay a supplemental redemption amount, which may be
zero.   The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices consisting of the Dow Jones EURO STOXX 50[SM] and the Nikkei Stock Average, weighted equally. The performance of each index will be based on the arithmetic average of its values on 24 quarterly determination dates compared to its value on the day we issue the notes. We refer to the Nikkei Stock Average as Nikkei 225.

o The issue price of each note is $2,790 (93.0% of the principal amount).

o We will not pay interest on the notes.

o At maturity, you will receive the principal amount of $3,000 per note plus any supplemental redemption amount.

o The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices, consisting of the Dow Jones EURO STOXX 50[SM] and Nikkei 225, weighted equally. The performance of the basket will be measured by the percentage change (positive or negative) of each index. The percentage change of each index will be calculated by comparing the arithmetic average of the index's values on 24 quarterly determination dates to the index's value on the day we issue the notes.

o If the percentage change in the basket is positive, we will pay you a supplemental redemption amount equal to $3,000 times the percentage change in the basket. If the percentage change in the basket is negative or if there is no change, then you will not receive any supplemental redemption amount.

o Investing in this note is not equivalent to investing in the stocks included in the Dow Jones EURO STOXX 50[SM] and Nikkei 225.

o We will issue the notes in bearer form only. You may not exchange notes in bearer form at any time for notes in registered form.

o We will apply to the London Stock Exchange Limited for the notes to be admitted to the Official List.

We may not redeem these notes prior to the maturity date other than under the circumstance described under "Description of Notes--Tax Redemption--Special Tax Redemption of Bearer Notes" in the accompanying prospectus supplement. We will not redeem the notes under the circumstances described under "Description of Notes -- Tax Redemption -- All Notes" in the accompanying prospectus supplement, nor will we pay any additional amounts to the holder under the circumstances described under "Description of Notes--Payment of Additional Amounts" in the accompanying prospectus supplement.

The effective date of the New Regulations (as defined in "United States Federal Taxation--Backup Withholding" in the accompanying Prospectus Supplement) has been changed so that the New Regulations will apply to payments made after December 31, 1999.

You should read the more detailed description of the notes in this Pricing Supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes." "Dow Jones EURO STOXX 50[SM]" is a service mark of Dow Jones & Company, Inc.

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-5.


                           PRICE 93.0% PER NOTE
                             ----------------

                        MORGAN STANLEY DEAN WITTER




                   (This page intentionally left blank)




                       SUMMARY OF PRICING SUPPLEMENT

               The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                    The Notes

Each note costs $2,790              We, Morgan Stanley Dean Witter & Co.,
                                    are offering you our Equity-Linked
                                    Notes due April 14, 2005 based on the
                                    Dow Jones EURO STOXX 50[SM] and the
                                    Nikkei Stock Average.  The issue price
                                    of each note is $2,790.  The principal
                                    amount of each note is $3,000.  We will
                                    pay you at least the principal amount
                                    of $3,000 at maturity.

If the aggregate value of the       At maturity, we will pay a supplemental
two indices goes up, you will       redemption amount based on the
receive an additional               performance over the life of the notes
amount at maturity                  of a basket of two indices consisting
                                    of the Dow Jones EURO STOXX 50[SM] and
                                    Nikkei 225, weighted equally.  The
                                    performance of the basket will be
                                    measured by the percentage change
                                    (positive or negative) of each index.
                                    The percentage change of each index
                                    will be calculated by comparing the
                                    arithmetic average of the index's
                                    values on 24 quarterly determination
                                    dates to the index's value on the day
                                    we issue the notes.

                                    If the percentage change in the basket
                                    is positive, we will pay you a
                                    supplemental redemption amount equal to
                                    $3,000 times the percentage change in
                                    the basket.  If the percentage change
                                    in the basket is negative or if there
                                    is no change, then you will not receive
                                    any supplemental redemption amount, but
                                    you will still receive 100% of the
                                    principal amount of the note.

                                    Because the percentage change of each
                                    index is calculated separately,
                                    increases in one index could be offset
                                    by decreases in the other index.

                                    The supplemental redemption amount can
                                    be calculated using the following
                                    formula:


         [     (      DJES 50            DJES 50   )       (    Nikkei 225          Nikkei 225 )]
$3,000 x [ 1/2 (Average Index Value - Initial Value) + 1/2 (Average Index Value - Initial Value)]
         [     (-----------------------------------)       (-----------------------------------)]
         [     (      DJES 50 Initial Value        )       (      Nikkei 225 Initial Value     )]

                                    ; provided that the supplemental
                                    redemption amount will not be less than
                                    zero.

                                    The initial value of each index will be
                                    the closing value of that index on the
                                    day we issue the notes.

                                    The average index value of each index
                                    will equal the arithmetic average of
                                    the closing values of that index on 24
                                    quarterly determination dates.  The
                                    determination dates are each January
                                    30, April 30, July 30 and October 30,
                                    beginning April 30, 1999 and ending
                                    January 30, 2005.

No coupon interest                  We will not pay you interest on the notes.
payments

                                    Value of the Dow Jones EURO STOXX
                                    50[SM] and the Nikkei Stock Average


Dow Jones EURO STOXX                The last reported closing value of the
50[SM] is currently at 3,582.78     Dow Jones EURO STOXX 50[SM] on
                                    Bloomberg, LP on the date of this
                                    Pricing Supplement was 3,582.78.  You
                                    can review the publicly-reported
                                    closing values of Dow Jones EURO STOXX
                                    50[SM] since such values were first
                                    reported on February 26, 1998 in the
                                    "Historical Information" section of
                                    this Pricing Supplement.

Nikkei 225 is currently at          The last reported value of Nikkei 225,
15,779.60                           as published by Nihon Keizai Shimbun,
                                    Inc. was 15,779.60.  You can review the
                                    publicly reported closing values of
                                    Nikkei 225 since 1994 in the
                                    "Historical Information" section of
                                    this Pricing Supplement.

                                    The historical performance of the
                                    indices should not be taken as an
                                    indication of what their values will be
                                    on the date the notes are issued or on
                                    any of the quarterly determination
                                    dates.

                                    The Calculation Agent

                                    We have appointed Morgan Stanley & Co.
                                    International Limited, which we refer
                                    to as MSIL, to act as calculation agent
                                    for The Chase Manhattan Bank (London
                                    Branch), the trustee for our senior
                                    notes.  As calculation agent, MSIL will
                                    determine the average index value of
                                    each index, the percentage change in
                                    the each of the Dow Jones EURO STOXX
                                    50[SM] and Nikkei 225 and the
                                    supplemental redemption amount.

                                    No Affiliation with STOXX Ltd. or Nihon
                                    Keizai Shimbun, Inc.

                                    Neither STOXX Ltd., the publisher of
                                    Dow Jones EURO STOXX 50[SM], nor Nihon
                                    Keizai Shimbun, Inc., the publisher of
                                    Nikkei 225, is an affiliate of ours and
                                    neither is involved with this offering
                                    in any way.  The obligations
                                    represented by these equity-linked
                                    notes are obligations of Morgan Stanley
                                    Dean Witter & Co. and not of STOXX Ltd.
                                    or Nihon Keizai Shimbun, Inc.

                                    More Information on the Notes

                                    The notes are senior notes issued as
                                    part of our Series D medium-term note
                                    program.  You can find a general
                                    description of our Series D medium-term
                                    note program in the accompanying
                                    prospectus supplement dated April 6,
                                    1998.  We describe the basic features
                                    of this type of note in the sections
                                    called "Description of Notes -- Fixed
                                    Rate Notes" and " -- Notes Linked to
                                    Commodity Prices, Single Securities,
                                    Baskets of Securities or Indices."
                                    Because this is a summary, it does not
                                    contain all of the information that may
                                    be important to you, including the
                                    specific mechanics and timing of the
                                    calculations of the average index value
                                    of each index, the percentage changes
                                    in the indices and the basket, and the
                                    supplemental redemption amount.  You
                                    should read the "Description of Notes"
                                    section in this Pricing Supplement for
                                    detailed description of the terms of
                                    the notes.  You should also read about
                                    some of the risks involved in investing
                                    in notes in the section called "Risk
                                    Factors."

                                    How to reach us

                                    You may contact us at our principal
                                    executive offices at 1585 Broadway, New
                                    York, New York 10036 (telephone number
                                    (212) 762-4000).

                               RISK FACTORS

               The notes are not secured debt and unlike ordinary debt securities do not pay interest. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Notes Are Not Ordinary            The terms of the notes differ from those
Senior Notes                      of ordinary debt securities in that we
                                  will not pay interest on the notes.
                                  Because the supplemental redemption
                                  amount due at maturity may be equal to
                                  zero, the return on your investment (the effective yield to maturity) in the notes may be less than the amount which would be paid on an ordinary debt security.
                                  The return of only the principal amount
                                  of each note at maturity will not
                                  compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Notes May Not Pay More            If the percentage change of either of the
than Par at Maturity              two indices is negative and the
                                  percentage change of the other index is
                                  negative or insufficiently positive to
                                  counteract the negative percentage change of the first index, then the supplemental redemption amount will be zero.

Secondary Trading                 There may be little or no secondary
May Be Limited                    market for the notes.  Although we will
                                  apply to admit the notes to the Official
                                  List of the London Stock Exchange
                                  Limited, the secondary market may not
                                  provide enough liquidity to allow you to trade or sell the notes easily.

Market Price of the Notes         Several factors, many of which are beyond
Influenced by Many                our control, will influence the value of
Unpredictable Factors             the notes, including:

                                  o the value of each of the Dow Jones EURO
                                    STOXX 50[SM] and Nikkei 225

                                  o interest and yield rates in the market

                                  o the volatility (frequency and magnitude
                                    of changes in price) of the securities
                                    underlying each of the Dow Jones EURO
                                    STOXX 50[SM] and Nikkei 225

                                  o economic, financial, political and
                                    regulatory or judicial events that
                                    affect the securities underlying each
                                    of the Dow Jones EURO STOXX 50[SM] and
                                    Nikkei 225 or stock markets generally
                                    and which may affect the average index
                                    value of each index

                                  o the time remaining to each determination
                                    date and to the maturity of the notes

                                  o the dividend rate on the stocks
                                    underlying each of the Dow Jones EURO
                                    STOXX 50[SM] and Nikkei 225

                                  o our creditworthiness

                                  These factors will influence the price
                                  that you will receive if you sell your
                                  notes prior to maturity.  For example,
                                  you may have to sell your notes at a
                                  substantial discount from the principal
                                  amount if at the time of sale the average of the percentage changes (positive or negative) in the Dow Jones EURO STOXX 50[SM] and Nikkei 225 (based on determination dates occurring prior to that time) is equal to, less than, or insufficiently higher than, zero or if market interest rates rise.

                                  You cannot predict the future performance of either the Dow Jones EURO STOXX 50[SM] or Nikkei 225 based on its historical performance. We cannot guarantee that the value of either the Dow Jones EURO STOXX 50[SM] or Nikkei 225 will increase, or increase sufficiently to offset any decrease in the other index, so that you will receive at maturity an amount in excess of the principal amount of the notes.

Adjustments to each of the        STOXX Ltd. is responsible for calculating
Dow Jones EURO STOXX              and maintaining the Dow Jones EURO STOXX
50[SM] and Nikkei 225 Could       50[SM].  STOXX Ltd. can add, delete or
Adversely Affect the Notes        substitute the stocks underlying the Dow
                                  Jones EURO STOXX 50[SM] or make other
                                  methodological changes that could change the value of the Dow Jones EURO STOXX
                                  50[SM].  STOXX Ltd. may discontinue or
                                  suspend calculation or dissemination of
                                  the Dow Jones EURO STOXX 50[SM]. Any of these actions could adversely affect the value of the notes.

                                  Nihon Keizai Shimbun, Inc., or NIKKEI, is responsible for calculating and maintaining Nikkei 225. NIKKEI can add, delete or substitute the stocks underlying Nikkei 225 or make other methodological changes that could change the value of Nikkei 225. NIKKEI may discontinue or suspend calculation or dissemination of Nikkei 225. Any of these actions could adversely affect the value of the notes.

Potential Conflicts of            As calculation agent, MSIL will calculate
Interest between You and          the amount paid to you at maturity of the
the Calculation Agent             notes.  MSIL and other affiliates may
                                  carry out activities that minimize our
                                  risks related to notes, including trading in the individual stocks included in the Dow Jones EURO STOXX 50[SM] or Nikkei 225 as well as in other instruments related to the Dow Jones EURO STOXX 50[SM] or
                                  Nikkei 225.  MSIL and some of our other
                                  subsidiaries also trade the individual
                                  stocks included in the Dow Jones EURO
                                  STOXX 50[SM] or Nikkei 225 and other
                                  financial instruments related to the Dow
                                  Jones EURO STOXX 50[SM] or Nikkei 225 on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence MSIL's determination of calculations made with respect to the notes and, accordingly, could affect your payout on the notes.

Investment in the Notes Not       The payment of dividends on the stocks
the Same as an Investment in      which compose, or underlie, the Dow Jones
either the Dow Jones EURO         EURO STOXX 50[SM] or Nikkei 225 will have
STOXX 50[SM] or Nikkei 225        no effect on the calculation of the
Stocks                            percentage change in either the Dow Jones
                                  EURO STOXX 50[SM] or Nikkei 225.
                                  Therefore, the return on your investment based on the percentage change in each of the Dow Jones EURO STOXX 50[SM] and
                                  Nikkei 225 is not the same as the total
                                  return based on the purchase of those
                                  underlying stocks held for a similar
                                  period.

Tax Treatment                     You should also consider the tax
                                  consequences of investing in the notes.
                                  Please read carefully the section
                                  "Description of Notes--United States
                                  Federal Taxation" in this Pricing
                                  Supplement.


                           DESCRIPTION OF NOTES

               Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. In this Pricing Supplement, the "Company," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount..............   $30,900,000

Maturity Date.................   April 14, 2005

Interest Rate.................   We will not make periodic payments of
                                 interest on the Note.

Specified Currency............   U.S. Dollars

Issue Price...................   $2,790 per Note (93.0% of the principal
                                 amount)

Original Issue Date
  (Settlement Date)...........   April 14, 1999

Common Code...................   9518185

ISIN..........................   XS0095181854

Senior Note or Subordinated
  Note........................   Senior

Minimum Denominations.........   $3,000

Maturity Redemption Amount....   On the Maturity Date, you will receive (1)
                                 $3,000, the par amount of such Note, plus (2) the Supplemental Redemption Amount, if any.

                                 In this "Description of the Notes," the term
                                 "Note" refers to each $3,000 principal amount of any of our Equity-Linked Notes Due April 14, 2005 based on the Dow Jones EURO STOXX 50[SM] and Nikkei 225.

Supplemental Redemption Amount   We will pay you a Supplemental Redemption
                                 Amount per Note at maturity equal to the greater of (a) zero and (b) the product of $3,000 and the Basket Change Percentage. The
                                 Supplemental Redemption Amount is described by the following formula:


         [     (      DJES 50            DJES 50   )       (    Nikkei 225          Nikkei 225 )]
$3,000 x [ 1/2 (Average Index Value - Initial Value) + 1/2 (Average Index Value - Initial Value)]
         [     (-----------------------------------)       (-----------------------------------)]
         [     (      DJES 50 Initial Value        )       (      Nikkei 225 Initial Value     )]


                                 ; provided that the Supplemental Redemption
                                 Amount may not be less than zero.

                                 The Calculation Agent will calculate the Supplemental Redemption Amount on the last of the Determination Dates. The Calculation Agent will provide written notice to the Trustee at its London office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date. See "Discontinuance of Underlying Indices; Adjustments to Underlying Indices" below.

                                 All calculations with respect to the Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 9.876545% (or .9876545) would be rounded to 9.87655% (or .987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest tenths of a cent with five tenths of a cent being rounded upwards.

Basket Change Percentage......   The sum of (A) 1/2 times the Dow Jones EURO
                                 STOXX 50[SM] Index Change Percentage plus (B)
                                 1/2 times Nikkei 225 Change Percentage.

Dow Jones EURO STOXX 50[SM]
Index Change Percentage.......   The amount (positive or negative) by which
                                 (A) the Average Index Value of the Dow Jones
                                 EURO STOXX 50[SM] Index differs from (B) the
                                 Initial Value of the Dow Jones EURO STOXX
                                 50[SM] Index, expressed as a percentage of such Initial Value.

Nikkei 225 Change Percentage..   The amount (positive or negative) by which
                                 (A) the Average Index Value of Nikkei 225 differs from (B) the Initial Value of Nikkei
                                 225, expressed as a percentage of such
                                 Initial Value.

Initial Value.................   With respect to any Underlying Index, the
                                 Initial Value will be equal to the value of such Underlying Index on the Initial Index
                                 Date with respect to such Underlying Index.

Initial Index Date............   The "Initial Index Date" with respect to each
                                 Underlying Index is April 14, 1999 or if such date is not a Trading Day, the next following
                                 Trading Day, unless there is a Market
                                 Disruption Event on that date.  If a Market
                                 Disruption Event with respect to an
                                 Underlying Index occurs on April 14, 1999 (or if that day is not a Trading Day, on the next succeeding Trading Day), then the next succeeding Trading Day during which no Market
                                 Disruption Event will have occurred with respect to such Underlying Index shall be an Initial Index Date in lieu of such date;
                                 provided that if a Market Disruption Event, with respect to such Underlying Index, has occurred on each of the five Trading Days immediately succeeding April 14, 1999, then
                                 (1) such fifth succeeding Trading Day will be deemed to be an Initial Index Date for such Underlying Index, notwithstanding the occurrence of a Market Disruption Event on such day and (2) with respect to any such fifth Trading Day on which a Market
                                 Disruption Event occurs, the Calculation
                                 Agent will determine the value of the
                                 disrupted Underlying Index on such fifth
                                 Trading Day in accordance with the formula for and method of calculating the disrupted
                                 Underlying Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the disrupted Underlying Index.

Average Index Value...........   With respect to any Underlying Index, the
                                 Average Index Value will be the arithmetic average of the Index Closing Values of such Underlying Index on each of the Determination
                                 Dates, as determined by the Calculation Agent.

Index Closing Value...........   The Index Closing Value of any Underlying
                                 Index, as of (i) the Initial Index Date or
                                 (ii) any Determination Date, will equal (a) with respect to the Dow Jones EURO STOXX
                                 50[SM] or any Successor Index (as defined below), the officially published closing price and (b) with respect to Nikkei 255 or any Successor Index (as defined below), the level at the regular official weekday close of trading, in each case, on such Initial
                                 Index Date or Determination Date.  See
                                 "Discontinuance of the Underlying Indices;
                                 Adjustments to Underlying Indices."

                                 References herein to any Underlying Index will be deemed to include any Successor Index to such Underlying Index, unless the context requires otherwise.

Underlying Index..............   Either of the indices listed in the first
                                 column of the table below (which are further described herein) or any replacement index as may be chosen by the Calculation Agent as provided under "Discontinuance of Underlying
                                 Indices; Adjustments to Underlying Indices."
                                 Each such index shall herein be referred to by the term in the second column.

     -------------------------------------------------------------------------
                                                                  Underlying
       Underlying            Name                                    Index
         Index           Used Herein          Exchange            Publisher
       ----------        -----------        ------------         ------------
      Dow Jones EURO       Dow Jones     Eurex Stock Exchange     STOXX Ltd.
         STOXX 50[SM]     EURO STOXX          ("Eurex")
                              50[SM]
     -------------------------------------------------------------------------
       Nikkei Stock       Nikkei 225         Nihon Keizai           NIKKEI
         Average                            Shimbun, Inc.
                                              ("NIKKEI")
     -------------------------------------------------------------------------


Exchange......................   Either of the exchanges listed in the third
                                 column of the table above or their successors.

Underlying Index Publisher....   Either of the publishers listed in the fourth
                                 column of the table above or their successors.

Trading Day...................   With respect to each Underlying Index, a day
                                 on which trading is generally conducted (i) on the Exchange of such Underlying Index and
                                 (ii) on any exchange on which futures or options contracts related to such Underlying
                                 Index are traded, other than a day on which trading on such Exchange is scheduled to close prior to its regular weekday closing time, as determined by the Calculation Agent.

Determination Dates...........   The Determination Dates will be the thirtieth
                                 day of each January, April, July and October, commencing April 30, 1999 and ending January
                                 30, 2005, and, if any such date is not a Trading Day with respect to any Underlying
                                 Index, the Determination Date with respect to such Underlying Index shall be the next succeeding Trading Day, unless there is a Market Disruption Event on any such Trading
                                 Day. If a Market Disruption Event, with respect to any Underlying Index, occurs on any such Trading Day, such Determination Date for the disrupted Underlying Index will be the immediately succeeding Trading Day during which no Market Disruption Event, related to such Underlying Index, will have occurred;
                                 provided that if a Market Disruption Event, with respect to such Underlying Index, has occurred on each of the five Trading Days immediately succeeding any of the scheduled
                                 Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date for such Underlying Index, notwithstanding the occurrence of a Market Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption
                                 Event occurs, the Calculation Agent will determine the value of the disrupted
                                 Underlying Index on such fifth Trading Day in accordance with the formula for and method of calculating the disrupted Underlying Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the disrupted Underlying Index.

Acceleration of the Notes.....   In case an Event of Default with respect to
                                 any Note shall have occurred and be
                                 continuing, the amount declared due and
                                 payable upon any acceleration of the Notes will be determined by the Calculation Agent and will be equal to 100% of the principal amount plus the Supplemental Redemption
                                 Amount determined as though each of the
                                 Determination Dates scheduled to occur on or after such date of acceleration were the date of acceleration.

Book Entry Note or
  Certificated Note...........   Book Entry

Senior Note or Subordinated
  Note........................   Senior

Trustee.......................   The Chase Manhattan Bank (London Branch)

Agent.........................   Morgan Stanley & Co. International Limited
                                 and its successors ("MSIL")

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to each Underlying Index, the occurrence or existence of either of the following events on any Trading Day during the one-half hour period prior to closing on the Initial Index
                                 Date or on any Determination Date as
                                 determined by the Calculation Agent, any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant
                                 Exchange or otherwise), (i) on the Relevant
                                 Exchange(s) in securities that comprise 20 percent, or more of the level of the relevant
                                 Underlying Index, or (ii) in options
                                 contracts or future contracts on the relevant
                                 Underlying Index on any other exchange if, in any such case, such suspension or limitation is, in the determination of the Calculation
                                 Agent, material.

                                 For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index shall be based on a comparison of (x) the portion of the level of the Underlying Index attributable to that security relative to (y) the overall level of the Underlying Index, in each case immediately before that suspension or limitation.

                                 The Calculation Agent shall as soon as
                                 reasonably practicable  under the
                                 circumstances notify the parties of the
                                 existence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been a Determination Date or Initial Index Date.

Relevant Exchange.............   "Relevant Exchange" means the primary
                                 exchange or market of trading for any
                                 security then included in the Dow Jones EURO
                                 STOXX 50[SM], Nikkei 225 or any Successor
                                 Index to either the Dow Jones EURO STOXX
                                 50[SM] or Nikkei 225.

Tax Redemption................   The Notes will be redeemable only for an
                                 event that would trigger a  mandatory
                                 redemption of the Notes under the
                                 circumstances described under "Description of
                                 Notes--Tax Redemption--Special Tax Redemption of Bearer Notes" in the accompanying
                                 Prospectus Supplement. The Notes will not be redeemable for an event that would trigger a discretionary redemption of the Notes under the circumstances described under
                                 "Description of Notes -- Tax Redemption --
                                 All Notes" in the accompanying Prospectus
                                 Supplement.

No Payment of Additional
  Amounts.....................   MSDW will not pay any Additional Amounts, as
                                 defined under "Description of Notes--Payment of Additional Amounts" in the accompanying
                                 Prospectus Supplement, to the holder of the Notes if the net payment of the principal of and interest on the Notes and other amounts payable on the Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of a payment by the United States (or any political subdivision or taxing authority thereof or therein), is less than the amount provided for in the Notes then due and payable.

Calculation Agent.............   Morgan Stanley & Co. International Limited
                                 and its successors ("MSIL")

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                 Because the Calculation Agent is our
                                 affiliate, potential conflicts of interest may exist between the Calculation Agent, and you as the holder of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Average Index Values or whether a Market Disruption Event has occurred. See "Discontinuance of Underlying Indices; Adjustments to Underlying Indices" below and "Market Disruption Event" above. MSIL is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Note to restrict the use of information relating to the calculation of the Basket Change Percentage, each Average Index Value and the Supplemental Redemption Amount prior to the dissemination of such information. MSIL is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Underlying Indices............   We have derived all information regarding the
                                 Dow Jones EURO STOXX 50[SM] Index and Nikkei
                                 225 contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the respective Underlying Index Publishers. None of the Underlying Index Publishers has any obligation to continue to publish, and may discontinue publication of, its respective
                                 Underlying Index.

                                 We or our affiliates may presently or from time to time engage in business with any of the publishers, owners, founders or creators of any of the Underlying Indices or any of their successors or one or more of the issuers of the component stocks of any of the Underlying Indices, including selling products and/or services to, purchasing products and/or services from, extending loans to making equity investments in any of such issuers or providing services to such issuers including merger and acquisition services. In the course of such business with issuers, we or our affiliates may acquire non-public information about those companies and, in addition, one or more of our affiliates may publish research reports with respect to such issuers. The statements in the preceding sentence are not intended to affect the right of holders of the Notes under the securities laws. You should undertake an independent investigation of the issuers of the component stocks of the Underlying Indices and with respect to the competency of their respective publishers to formulate and calculate the applicable Underlying
                                 Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

                                 The Dow Jones EURO STOXX 50[SM] Index

                                 In order to provide a definitive standard for measuring the stock market performance of the blue chip companies in the countries that joined EMU at its inception, a new index, the Dow Jones EURO STOXX 50[SM] was launched on February 26, 1998. The Dow Jones EURO STOXX 50[SM] consists of 50[SM] stocks that are among the largest in market capitalization, highest in liquidity and are the leaders of their industrial sectors. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Dow Jones EURO STOXX
                                 50[SM] as of March 15, 1999:

                   Country Weightings           Industrial Sector Weightings
             ----------------------------    ---------------------------------
             Germany               29.73%    Telecom                    18.84%
             France                23.30%    Insurance                  12.77%
             The Netherlands       21.57%    Energy                     12.32%
             Italy                 10.36%    Technology                  8.73%
             Spain                  6.73%    Bank                        8.32%
             Finland                3.74%    Auto                        6.53%
             Belgium                3.34%    Utility                     6.19%
             Ireland                0.79%    Financial Services          5.43%
             Portugal               0.45%    Consumer non-cyclical       3.74%
                                             Industrial                  3.31%
                                             Conglomerates               2.87%
                                             Chemical                    2.82%
                                             Retail                      2.82%
                                             Food & Beverage             2.61%
                                             Pharmaceutical              0.93%
                                             Construction                0.80%
                                             Media                       0.52%
                                             Consumer cyclical           0.46%

             Source: http://www.stoxx.com

                                 The Dow Jones EURO STOXX 50[SM] was created by STOXX Ltd. ("STOXX"), a company jointly founded by Schweizer Borse, SBF-Bourse de Paris, Deutsche Borse and Dow Jones. Publication of the Dow Jones EURO STOXX 50[SM] began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50[SM] value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50[SM] is published in The Wall Street Journal.

                                 The Dow Jones EURO STOXX 50[SM] is calculated by (i) multiplying the per share price of each stock included in the Dow Jones EURO STOXX 50[SM] by the number of outstanding shares (and, if the stock is not quoted in euro, then multiplied by the country currency and an exchange factor which reflects the exchange rate between the country currency and the euro) (ii) calculating the sum of all these products (such sum being hereinafter the "Dow Jones EURO STOXX 50[SM] Aggregate Market Capitalization") and (iii) dividing the Dow Jones EURO STOXX 50[SM] Aggregate Market Capitalization by a divisor which represents the Dow Jones EURO STOXX 50[SM] Aggregate Market Capitalization on the base date of the Dow Jones EURO STOXX 50[SM] and which can be adjusted to allow changes in the issued share capital of individual underlying stocks (including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the Dow Jones EURO STOXX 50[SM]. Because of such capitalization weighting, movements in share prices of companies with relatively greater market capitalization will have a greater effect on the level of the entire Dow Jones EURO STOXX 50[SM] than will movements in share prices of companies with relatively smaller market capitalization.

                                 A current list of the issuers of the Dow
                                 Jones EURO STOXX 50[SM], as of March 15,
                                 1999, is set forth below.

                                                        Current
                                                       Weight in
                                                       Dow Jones
                                                          EURO
Issuer of Component Stock           Country           STOXX 50[SM]  Industry Sector
-------------------------           -------           ------------  ---------------
ABN-AMRO Hldg NV                The Netherlands          1.59%      Bank
Aegon NV                        The Netherlands          3.34%      Insurance
Air Liquide SA                  France                   0.68%      Chemical
Akzo Nobel                      The Netherlands          0.58%      Chemical
Alcatel Alsthom SA              France                   1.45%      Technology
Allianz AG                      Germany                  4.55%      Insurance
Allied Irish Banks Plc          Ireland                  0.79%      Bank
Assicurazioni Generali          Italy                    2.30%      Insurance
  S.p.A.
AXA-UAP                         France                   2.58%      Insurance
Banco Bilbao Vizcaya SA         Spain                    1.73%      Bank
Bayer AG                        Germany                  1.55%      Chemical
Carrefour Supermarche           France                   1.57%      Retail
Daimler Chrysler AG             Germany                  5.87%      Auto
Deutsche Bank AG                Germany                  1.69%      Bank
Deutsche Telecom AG             Germany                  6.51%      Telecom
Electrabel SA                   Belgium                  1.17%      Utility
ELF Aquitaine                   France                   1.92%      Energy
Elsevier NV                     The Netherlands          0.52%      Media
Endesa SA                       Spain                    1.41%      Utility
ENI S.p.A.                      Italy                    2.84%      Energy
Fiat S.p.A.                     Italy                    0.66%      Auto
Fortis (B)                      Belgium                  1.51%      Financial
                                                                    Services
France Telecom                  France                   4.94%      Telecom
ING Groep NV                    The Netherlands          2.94%      Financial
                                                                    Services
Koninklijke Ahold NV            The Netherlands          1.35%      Consumer non-
                                                                    cyclical
Koninklijke KPN NV              The Netherlands          1.20%      Telecom
L'Oreal                         France                   2.39%      Consume non-
                                                                    cyclical
Lufthansa -B-                   Germany                  0.46%      Consumer
                                                                    Cyclical
LVMH Moet-Hennesey              France                   1.21%      Conglomerates
Mannesmann AG                   Germany                  2.84%      Industrial
Metro AG                        Germany                  1.25%      Retail
Nokia Oj A                      Finland                  3.74%      Technology
Paribas                         France                   0.98%      Financial
                                                                    Services
Petrofina SA                    Belgium                  0.66%      Energy
Philips Electronics NV          The Netherlands          1.43%      Technology
Portugal Telecom SA -R-         Portugal                 0.45%      Telecom
Repsol SA                       Spain                    0.90%      Energy
Rhone-Poulenc                   France                   0.93%      Pharmaceutical
Royal Dutch Petroleum           The Netherlands          6.00%      Energy
RWE AG                          Germany                  1.27%      Utility
Saint Gobain                    France                   0.80%      Construction
Schneider SA                    France                   0.47%      Industrial
Siemens AG                      Germany                  2.11%      Technology
Societe Generale -A-            France                   1.02%      Bank
Telecom Italia S.p.A.           Italy                    3.06%      Telecom
Telefonica de Espana            Spain                    2.68%      Telecom
UniCredito Italiano             Italy                    1.50%      Bank
Unilever NV                     The Netherlands          2.61%      Food &
                                                                    Beverage
Veba AG                         Germany                  1.66%      Conglomerate
Vivendi                         France                   2.34%      Utility

(Source:  http://www.stoxx.com)

                                 The composition of the Dow Jones EURO STOXX
                                 50[SM] is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of July as the basis for the review process. Changes in the composition of the Dow Jones EURO STOXX
                                 50[SM] are made to ensure that the index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the Dow Jones EURO STOXX 50[SM] are made entirely by STOXX Ltd. without consultation with the corporations represented in the Dow Jones EURO STOXX 50[SM] or us. The Dow Jones EURO STOXX 50[SM] is also reviewed on an ongoing basis, and change in the composition of the index may be necessary if there have been extraordinary events for one of the index companies (e.g. delisting, bankruptcy, merger, takeover etc.) In these cases, the event is taken into account as soon as it is effective. The component stocks of the Dow Jones EURO STOXX 50[SM] may be changed at any time for any reason. Neither STOXX Ltd. nor any of its founders is affiliated with us and has participated in any way in the creation of the Notes.

                                 The table below summarizes the adjustments to any component stock made for corporate actions and the effect of such adjustment on the base value, where "p" is the price of such component stock and "q" is the number of shares of such stock.

                                                                                                 Impact on
         Events                                  Adjustment Factor                               base value
         ------                                  -----------------                               ----------
                                                 p before dividend - dividend                    Decrease
Cash dividend (applied for          adj. for p = ----------------------------
total returns index only)                              p before dividend


                                                 p before dividend - dividend                    Decrease
Special cash dividend (from         adj. for p = ----------------------------
non-operating income)                                  p before dividend


                                                             1                                   None
Stock Dividend & Split (the         adj. for p = -------------------------
same security)                                   1 + no. of new shares (%)

                                    adj. for q = 1 + no. of new shares (%)


                                                             1                                   None
Reverse Split                       adj. for p = -------------------------
                                                 1 - no. of new shares (%)

                                    adj. for q = 1 - no. of new shares (%)


                                                 p before distribution - cash equivalent         Decrease
Stock Dividend of a                 adj. for p = ---------------------------------------
different company security                              p before distribution

                                    cash equivalent = other sec.p x no. of
                                    distributed stocks (%)


                                                       adj.p                                     Increase
Rights Offering                     adj. for p = -----------------
                                                 last cum rights p

                                             last cum rights p+subscription p x rights(%)
                                    adj. p = --------------------------------------------
                                                            1 + rights (%)

                                    adj. for q = 1 + rights (%)

                                    If the new shares have a dividend
                                    disadvantage, then the subscription price will be adjusted.


                                                       adj.p                                     Increase
Combination:  stock                 adj. for p = -----------------
distribution (stock dividend                     last cum rights p
or split) and rights offering
-- one action applicable to                  last cum rights p + subscription p x (1 + stock
other (if rights applicable                           subscription (%)) x rights (%)
after stock distribution)           adj. p = -----------------------------------------------
                                              (1 + stock distribution (%)) (1 + rights (%))

                                    adj. for q = (1 + stock distribution (%)) (1 + rights (%))


                                                       adj.p
Combination: stock                  adj. for p = -----------------                               Increase
distribution (stock dividend                     last cum rights p
or split) and rights offering
-- one action applicable to                  last cum rights p - (subscription p x rights(%))
other (if stock distribution        adj. p = ------------------------------------------------
applicable after rights)                     (1 + rights (%)) x (1 + stock distribution (%))

                                    adj. for q = (1 + stock distribution (%))(1 + rights (%))


                                                      adj.p                                      Increase
Combination: stock                  adj. for p = -----------------
distribution (stock dividend                     last cum rights p
or split) and rights issues --
neither action is applicable                 last cum rights p + subscription p x rights(%)
to the other                        adj. p = ----------------------------------------------
                                               (1 + rights (%)) + stock distribution (%))

                                    adj. for q = (1 + stock distribution (%) + rights (%))


                                                 p before spinoff - cash equivalent              Decrease
Spin-off                            adj. for p = ----------------------------------
                                                         p before spinoff

                                    cash equivalent = spunoff stock p x no. of spunoff stocks (in %)


                                                 p after tender                                  Decrease
Repurchase shares-self              adj. for p = ---------------
tender                                           p before tender

                                             (p before tender)x(no. of q before tender) -
                                    p after        (tender p x no. of tendered q)
                                    tender = --------------------------------------------
                                             (no. of q before tender) o no. of tendered q

                                             no. of q after tender
                                    adj. q = ----------------------
                                             no. of q before tender


                                 The following table sets forth the high and low daily closing values, as well as end-of-quarter closing values, of the Dow Jones EURO STOXX 50[SM] (price return) for each quarter in the period from January 1, 1994 through March 15, 1999. (Although publication of the Dow Jones EURO STOXX 50[SM] began on February 26, 1998, historical levels of the index have been calculated by STOXX from a base date of December 31, 1991.) The historical values of the Dow Jones EURO STOXX 50[SM] should not be taken as an indication of future performance, and no assurance can be given as to the level of the Dow Jones EURO STOXX 50[SM] as of any Determination Date.

                                                   Daily Closing Values
                                             -------------------------------
                                               High       Low     Period End
                                             -------    -------   ----------
                      1994
                        First Quarter....    1459.27    1347.84    1365.74
                        Second Quarter...    1441.33    1272.00    1284.60
                        Third Quarter....    1401.79    1286.05    1302.53
                        Fourth Quarter...    1344.61    1268.62    1320.59
                      1995
                        First Quarter....    1348.10    1274.57    1300.13
                        Second Quarter...    1400.60    1298.18    1362.52
                        Third Quarter....    1469.19    1371.32    1419.60
                        Fourth Quarter...    1509.91    1367.15    1506.82
                      1996
                        First Quarter....    1612.24    1507.65    1612.24
                        Second Quarter...    1691.04    1619.33    1665.90
                        Third Quarter....    1694.51    1563.32    1694.51
                        Fourth Quarter...    1859.10    1693.99    1850.32
                      1997
                        First Quarter....    2169.71    1824.52    2137.28
                        Second Quarter...    2438.38    2026.91    2398.41
                        Third Quarter....    2699.78    2407.58    2581.36
                        Fourth Quarter...    2641.68    2241.21    2531.99
                      1998
                        First Quarter....    3179.72    2466.81    3153.32
                        Second Quarter...    3443.76    3061.04    3406.82
                        Third Quarter....    3670.82    2670.97    2670.97
                        Fourth Quarter...    3354.71    2419.23    3342.32
                      1999
                        First Quarter
                        (through
                        March 15, 1999)..    3685.36    3325.56    3582.78


                      (Source: Bloomberg)

                                 Nikkei 225

                                 Nikkei 225 is a stock index calculated,
                                 published and disseminated by NIKKEI that measures the composite price performance of selected Japanese stocks. Nikkei 225 currently is based on 225 highly capitalized underlying stocks (the "Underlying Stocks") trading on the TSE representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

                                 Nikkei 225 is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor, initially set in 1949 at 225, was
                                 10.052 as of March 1, 1999 and is subject to periodic adjustments as set forth below.
                                 Each Weight Factor is computed by dividing
                                 Yen50 by the par value of the relevant
                                 Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Yen50. The stock prices used in the calculation of Nikkei 225 are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of Nikkei 225 is calculated once per minute during TSE trading hours.

                                 In order to maintain continuity in Nikkei 225 in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating Nikkei 225 is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of Nikkei 225. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of Nikkei 225 immediately after such change) will equal the level of Nikkei 225 immediately prior to the change.

                                 An Underlying Stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason (v) transfer of such stock to the "Kanri-Post" (Posts for stocks under supervision) or (vi) transfer of such stock to the Second Section. In addition, Underlying Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past ten years, may be deleted by NIKKEI subject to a maximum of six such deletions by reason of low liquidity per year. Upon deletion of a stock from the Underlying Stocks, NIKKEI will select a suitable replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted by NIKKEI.

                                 A list of the issuers of the Underlying
                                 Stocks constituting Nikkei 225 is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying Nikkei 225.

                                 NIKKEI first calculated and published Nikkei
                                 225 in 1970. The following table sets forth the high, the low and the closing values of Nikkei 225 for each quarter in the period from January 1, 1994 through March 15, 1999, as published by NIKKEI. The historical performance of Nikkei 225 should not be taken as an indication of future performance, and no assurance can be given that such performance, taken together with the performance of the Basket Stocks, will cause the holders of the Notes to receive any Supplemental Redemption Amount under the formula for determining such Supplemental Redemption Amount.

                                                Nikkei 225 Closing Values
                                           -----------------------------------
                                              High         Low         Close
                                           ---------    ---------    ---------
                    1994
                      First Quarter....    20,677.77    17,369.74    19,111.92
                      Second Quarter...    21,552.81    19,122.22    20,643.93
                      Third Quarter....    20,862.77    19,468.89    19,563.81
                      Fourth Quarter...    20,148.83    18,666.93    19,723.06
                    1995
                      First Quarter....    19,684.04    15,749.77    16,139.95
                      Second Quarter...    17,103.69    14,507.17    14,517.40
                      Third Quarter....    18,758.55    14,485.41    17,913.06
                      Fourth Quarter...    20,011.76    17,337.19    19,868.15
                    1996
                      First Quarter....    21,406.85    19,734.70    21,406.85
                      Second Quarter...    22,666.80    21,171.82    22,530.75
                      Third Quarter....    22,455.50    20,107.15    21,556.40
                      Fourth Quarter...    21,612.30    19,161.77    19,361.35
                    1997
                      First Quarter....    19,446.00    17,303.77    18,003.40
                      Second Quarter...    20,681.07    17,485.75    20,604.96
                      Third Quarter....    17,887.71    17,683.27    17,887.71
                      Fourth Quarter...    17,842.16    14,775.22    15,258.74
                    1998
                      First Quarter....    17,264.34    14,664.44    16,527.17
                      Second Quarter...    16,536.66    14,715.38    15,830.27
                      Third Quarter....    16,731.92    13,406.39    13,406.39
                      Fourth Quarter...    15,207.77    12,879.97    13,842.17
                    1999
                      First Quarter
                      (through
                      March 15, 1999)...   15,779.60    13,232.74    15,779.60

                      Source: Bloomberg


Discontinuance of Underlying
Indices; Adjustments to
Underlying Indices............   If an Underlying Index is (i) not calculated
                                 and announced by the Underlying Index
                                 Publisher but is calculated and announced by a successor publisher (such successor publisher being referred to as the "Successor Index Publisher") acceptable to the Calculation Agent, or (ii) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of that Index
                                 (such successor index being referred to as the "Successor Index"), then that
                                 Underlying Index will be deemed to be the index so calculated and announced by that Successor Index Publisher or that
                                 Successor Index, as the case may be.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to you, as the holders of the Notes and to us within three Trading Days of such selection.

                                 If (i) on or prior to the Initial Index Date or any Determination Date, a relevant Underlying Index Publisher makes a material change in the formula for or the method of calculating that Underlying Index or in any other way materially modifies that Underlying Index (other than a modification prescribed in that formula or method to maintain that Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) on the Initial Index Date or any Determination Date, the Underlying Index Publisher fails to calculate and announce a relevant Underlying Index, then the Calculation Agent shall calculate the relevant Index Closing Value, as the case may be, using, in lieu of a published level for that Index, the level for that Underlying Index at the Initial Index Date or any Determination Date as determined by the Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to that change or failure, but using only those securities that comprised that Underlying Index immediately prior to that change or failure (other than those securities that have since ceased to be listed on any Relevant Exchange).

                                 If the Calculation Agent calculates any Index Closing Values in accordance with the preceding paragraph, it will cause notice of each Index Closing Value to be provided to you, as holders of the Notes, on each succeeding Determination Date until and including January 30, 2005 (unless a Successor Index is prior thereto determined to be available).

                                 Notwithstanding these alternative
                                 arrangements, discontinuance of the
                                 publication of an Underlying Index may
                                 adversely affect the value of the Notes.

Use of Proceeds and Hedging...   The net proceeds we receive from the sale of
                                 the Notes will be used for general corporate purposes and, in part, by the our or one or more of our affiliates in connection with hedging our obligations under the Notes, including hedging market risks associated with the Supplemental Redemption Amount.

                                 On or prior to the Original Issue Date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the Notes by the purchase or sale of exchange traded and over-the-counter derivatives contracts on the Dow Jones
                                 EURO STOXX 50[SM] or Nikkei 225 or by
                                 taking positions in any other instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity will have a material impact on the price of such options, stocks, futures contracts, and options on futures contracts, we can give no assurance that we will not affect such prices as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on each Determination Date, by purchasing or selling such derivatives contracts and any other available securities and instruments.

Supplemental Information
Concerning Plan of
Distribution..................   In order to facilitate the offering of the
                                 Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or the stocks underlying either the Dow Jones EURO STOXX
                                 50[SM] or Nikkei 225.  Specifically, the
                                 Agent may overallot in connection with the offering, creating a short position in the Notes for its own account. In addition, to cover allotments or to stabilize the price of the Notes, the Agent may bid for, and purchase, the Notes or the stocks underlying either the Dow Jones EURO STOXX 50[SM] or
                                 Nikkei 225 in the open market. See "Use of Proceeds and Hedging" above.

License Agreement between STOXX
Ltd. and MS & Co..............   STOXX Ltd. and Morgan Stanley & Co.,
                                 Incorporated, or MS & Co., an affiliate of MSIL, have entered into a non-exclusive license agreement providing for the license to MS & Co., in exchange for a fee, of the right to use the Dow Jones EURO STOXX 50[SM], which is owned and published by STOXX, in connection with certain securities, including the Notes.

                                 The license agreement between STOXX and MS &
                                 Co. provides that the following language must be set forth in the Pricing Supplement:

                                 The Notes are not sponsored, endorsed, sold or promoted by STOXX or Dow Jones. Neither STOXX nor Dow Jones makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The only relationship of STOXX to MS & Co. is as the licensor of the Dow Jones EURO STOXX 50[SM] and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow
                                 Jones STOXX[SM], the Dow Jones EURO STOXX[SM] and of certain trademarks, trade names and service marks of Dow Jones. The aforementioned Indexes are determined, composed and calculated by STOXX or Dow
                                 Jones, as the case may be, without regard to us or the Notes. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Neither STOXX nor Dow Jones has any obligation or liability in connection with the administration, marketing or trading of the Notes.

                                 NEITHER STOXX NOR DOW JONES GUARANTEES THE
                                 ACCURACY AND/OR THE COMPLETENESS OF THE
                                 INDEXES OR ANY DATA INCLUDED THEREIN AND
                                 NEITHER SHALL HAVE ANY LIABILITY FOR ANY
                                 ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
                                 NEITHER STOXX NOR DOW JONES MAKES ANY
                                 WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS
                                 TO BE OBTAINED BY MSDW, MS & CO., OWNERS OF
                                 THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND MS & CO.

                                 The Dow Jones EURO STOXX 50[SM] is owned by
                                 STOXX Ltd. and is a service mark of Dow Jones & Company, Inc., and has been licensed for certain purposes by MS & Co. and its affiliates. [Copyright] 1998 by STOXX Ltd. All rights reserved.

                                 The Dow Jones STOXX and the Dow Jones EURO
                                 STOXX are service marks of Dow Jones &
                                 Company, Inc., and have been licensed for certain purposes by MS & Co. and its affiliates. [Copyright] 1998 by Dow Jones & Company, Inc. All rights reserved.

License Agreement between NIKKEI
and MSDW......................   The use of and reference to Nikkei 225 in
                                 connection with the Notes has been consented to by NIKKEI, the publisher of Nikkei 225.
                                 NIKKEI has the copyright to the Nikkei Stock
                                 Average. All rights to Nikkei 225 are owned by NIKKEI. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to Nikkei 225. NIKKEI has the right to change the contents of Nikkei 225 and to cease compilation and publication of Nikkei 225. In addition, NIKKEI has no relationship to us or the Notes; it does not sponsor, endorse, authorize, sell or promote the Notes, and has no obligation or liability in connection with the administration, marketing or trading of the Notes or with the calculation of the Initial Value or the Average Index Value of Nikkei 225, as described above.

ERISA Matters for Pension Plans
and Insurance Companies.......   We and certain of our affiliates, including
                                 MS & Co. and Dean Witter Reynolds Inc.
                                 ("DWR"), may each be considered a "party in interest" within the meaning of the Employee
                                 Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue
                                 Code of 1986, as amended (the "Code") with respect to many employee benefit plans.
                                 Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Notes are acquired by or with the assets of a pension or other employee benefit plan with respect to which MS & Co., DWR or any of their affiliates is a service provider, unless the Notes are acquired pursuant to an exemption from the prohibited transaction rules.

                                 The acquisition of the Notes may be eligible for one of the exemptions noted below if such acquisition:

                                 (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

                                 (b) (i) is made solely with assets of an insurance company pooled separate account and
                                 (ii) satisfies the requirements and
                                 conditions of PTCE 90-1 issued by the DOL;

                                 (c) (i) is made solely with assets managed by a qualified professional asset manager and
                                 (ii) satisfies the requirements and
                                 conditions of PTCE 84-14 issued by the DOL;

                                 (d) is made solely with assets of a
                                 governmental plan (as defined in Section
                                 3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

                                 (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

                                 (f) (i) is made solely with assets managed by an in-house asset manager and (ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

                                 Under ERISA, the assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested.

United States Federal Taxation   The investor should refer to the discussion
                                 under "United States Federal Taxation --
                                 Income Taxes -- Notes" in the accompanying
                                 Prospectus Supplement.